   As filed with the Securities and Exchange Commission on February 14, 1997

                                                   Registration No. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                                 MODACAD, INC.
             (Exact name of registrant as specified in its charter)

                  CALIFORNIA                             95-4145930
        (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)              Identification No.)

               1954 COTNER AVENUE                           90025
            LOS ANGELES, CALIFORNIA                       (Zip Code)
    (Address of Principal Executive Offices)



                       ----------------------------------

                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                       ----------------------------------

                                 JOYCE FREEDMAN
                                   PRESIDENT
                                 MODACAD, INC.
                               1954 COTNER AVENUE
                             LOS ANGELES, CA 90025
                                 (310) 312-9826
           (Name, address and telephone number of agent for service)

                       ----------------------------------

                                   Copies to:

                            JOHN A. ST. CLAIR, ESQ.
                            ROBERT R. JESUELE, ESQ.
                                COUDERT BROTHERS
                      1055 WEST SEVENTH STREET, 20TH FLOOR
                         LOS ANGELES, CALIFORNIA  90017
                                 (213) 688-9088

                       ----------------------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.


======================================================================================================

                                   CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                                      Proposed
   Title of                     Amount              Proposed          Maximum
  Securities                   of Shares            Maximum          Aggregate            Amount of
     to be                      to be            Offering Price       Offering          Registration
  Registered                  Registered           per Share           Price                Fee
------------------------------------------------------------------------------------------------------
 Common Stock                 300,000(1)            $7.25(2)        $2,175,000(2)           $660
 no par value
------------------------------------------------------------------------------------------------------



  (1) Represents shares of Common Stock ("Common Stock") of ModaCAD, Inc. (the "Registrant") issuable upon the exercise of options granted or to be granted pursuant to the Registrant's 1995 Stock Option Plan.

  (2) Estimated pursuant to Rule 457(h) solely for the purpose of determining the amount of the registration fee based on the average of the high and low reported sale prices of a share of the Registrant's Common Stock as reported by The Nasdaq SmallCap Market on February 10, 1997.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEMS 1 AND 2.

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         Item 3(a)

                 The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b) pursuant to the effectiveness of the Registrant's Amendment No. 2 to Form SB-2 (Registration No. 333-1166-LA), filed with the Commission on March 27, 1996.

         Item 3(b)

                 The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996.

                 The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996.

                 The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996.

         Item 3(c)

                 Item 1 of the Registrant's Registration Statement on Form 8-A, filed with the Commission on March 28, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code provides that a corporation may indemnify corporate "agents" (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

         The indemnification provided by Section 317 of the California Corporations Code is not deemed to be exclusive of any other rights to which agents of the Registrant seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights are authorized in the articles of the corporation. Article IV of the Registrant's Amended and Restated Articles of Incorporation provides that the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Article V of the Registrant's Amended and Restated Articles of Incorporation authorizes the Registrant to provide for indemnification of its agents for breach of duty to the Registrant and its shareholders, through bylaw provisions or through agreements with such agents, or both, in excess of the indemnification otherwise permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law.

         Section 5.7 of the Registrant's bylaws provides that the Registrant will indemnify each of its agents against expenses, judgments, fines, settlements or other amounts, actually and reasonably incurred by such person by reason of such person having been made or threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 of the California General Corporation Law and the Registrant will advance the expenses reasonably expected to be incurred by such agent upon receipt of an undertaking that the agent will reimburse the Registrant unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

         The Registrant has obtained directors and officers insurance with a maximum coverage of $2 million.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number

4.1              1995 Stock Option Plan(1)
5.1              Opinion of Coudert Brothers

23.1     Consent of Singer Lewak Greenbaum & Goldstein LLP
23.2     Consent of Coudert Brothers (included in Exhibit 5.1)
24.1     Power of Attorney (see page 5 of this Registration Statement)

__________________

    (1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-1166-LA) as filed with the Commission on February 7, 1996.

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                 (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in information in this Registration Statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) Include any additional or changed material information on the plan of distribution;

                 Provided, however, That paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 11, 1997.

                                             MODACAD, INC.

                                             By:    /s/ Joyce Freedman
                                                -------------------------------
                                                Joyce Freedman
                                                President


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joyce Freedman and Lee Freedman, or either of them, his or her attorneys-in-fact and agents, each with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



         Signature                       Title                  Date
         ---------                       -----                  ----


   /s/ Joyce Freedman        President and Director          February 11 , 1997
-------------------------     (Principal Executive Officer)
       Joyce Freedman




 /s/ Lee Freedman            Vice President, Finance,        February 11 , 1997
-------------------------     Chief Financial Officer and
     Lee Freedman             Director (Principal Financial
                              and Accounting Officer)

 /s/ Maurizion Vecchione     Executive Vice President and    February 11, 1997
------------------------     Director
     Maurizio Vecchione


 /s/ Andrea Vecchione        Secretary and Director          February 12, 1997
------------------------
     Andrea Vecchione

 /s/ F. Stephen Wyle         Director                        February 11, 1997
------------------------
     F. Stephen Wyle


 /s/ Peter Frank             Director                        February 11, 1997
------------------------
     Peter Frank

                                 EXHIBIT INDEX


                                                                  Sequentially
                                                                    Numbered
Number     Description                                                Page
------     -----------                                            ------------
  4.1      1995 Stock Option Plan . . . . . . . . . . . . . . . . . .  (1)
  5.1      Opinion of Coudert Brothers  . . . . . . . . . . . . . . .
 23.1      Consent of Singer Lewak Greenbaum & Goldstein LLP  . . . .




(1) Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-1166-LA), as filed with the Commission on February 7, 1996.